Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350
(as adopted pursuant to Section 906 of the Sarbanes−Oxley Act of 2002)

In connection with this Quarterly Report of ChromaDex Corporation (the “Company”) on Form 10−Q for the quarter ended June 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Robert N. Fried, Chief Executive Officer of the Company, and Kevin M. Farr, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes−Oxley Act of 2002, that, to our knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2018
/s/ ROBERT N. FRIED
Robert N. Fried
Chief Executive Officer

/s/ KEVIN M. FARR
Kevin M. Farr
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.